Exhibit 4.7

WARRANT ASSUMPTION AGREEMENT

This Warrant Assumption Agreement (this “Warrant Assumption Agreement”) is entered into as of [__], 2021, by and among Montes Archimedes Acquisition Corp., a Delaware corporation (“MAAC”), Roivant Sciences Ltd., a Bermuda exempted limited company (“Roivant”), and American Stock Transfer & Trust Company, LLC, a New York limited liability company (the “Warrant Agent”).

WHEREAS, MAAC and Continental Stock Transfer & Trust Company, a New York corporation, are parties to that certain Warrant Agreement dated as of October 6, 2020 (the “Warrant Agreement”); capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the BCA (as defined below));

WHEREAS, MAAC, Roivant and Rhine Merger Sub, Inc., a Delaware corporation (“Merger Sub”), are parties to that certain Business Combination Agreement, dated as of May 1, 2021 (as amended, supplemented or otherwise modified from time to time, the “BCA”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into MAAC, with MAAC being the surviving corporation and a wholly owned subsidiary of Roivant (the “Merger”);

WHEREAS, pursuant to the terms and conditions of each of the Warrant Agreement and the BCA, at the Merger Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, including any holder of MAAC Warrants, each MAAC Warrant that is outstanding immediately prior to the Merger Effective Time shall be assumed by Roivant and, by its terms, automatically convert into a warrant exercisable for an equivalent number of Roivant Common Shares (“Roivant Warrant”), which Roivant Warrants will have the same terms and be subject to the same conditions as set forth in the Warrant Agreement (other than that any reference to MAAC or the “Company” therein should be construed as a reference to Roivant) and in the BCA; and

WHEREAS, at the Merger Effective Time, the services of Continental Stock Transfer & Trust Company as warrant agent will be terminated and the Warrant Agent will assume the rights and obligations of Continental Stock Transfer & Trust Company under the Warrant Agreement.

References herein to “Warrants” shall refer to the MAAC Warrants prior to the Merger Effective Time and to the Roivant Warrants following the Merger Effective Time.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MAAC, Roivant and the Warrant Agent hereby agree as follows:

1. Assignment and Assumption.

(a) Upon the Merger Effective Time, MAAC hereby assigns, and Roivant hereby assumes, the rights and obligations of MAAC under the Warrant Agreement and the Warrants, including the obligation to issue Roivant Common Shares upon the exercise of the Warrants, and Roivant hereby agrees to faithfully perform, satisfy and discharge when due, the liabilities and obligations of MAAC under the Warrant Agreement and the Warrants. As a result of the preceding sentence, upon and subject to the occurrence of the Merger Effective Time, each MAAC Warrant will be automatically converted into a Roivant Warrant to purchase Roivant Common Shares pursuant to the terms and conditions of the Warrant Agreement.

(b) Roivant acknowledges and agrees that, subject to the terms of the Warrant Agreement, the Warrants and this Warrant Assumption Agreement, the Warrant Agreement and the Warrants shall continue in full force and effect and that all of the MAAC’s obligations thereunder shall be valid and enforceable as against Roivant upon the Merger Effective Time and shall not be impaired or limited by the execution or effectiveness of this Warrant Assumption Agreement.

(c) Upon the Merger Effective Time, the Warrant Agent hereby assumes the rights and obligations of Continental Stock Transfer & Trust Company under the Warrant Agreement, and the Warrant Agent hereby agrees to faithfully perform, satisfy and discharge when due, the liabilities and obligations of Continental Stock Transfer & Trust Company under the Warrant Agreement.

(d) This Warrant Assumption Agreement is being executed and delivered pursuant and subject to the Warrant Agreement. Nothing in this Warrant Assumption Agreement shall, or shall be deemed to, defeat, limit, alter, impair, enhance or enlarge any right, obligation, claim or remedy created by the Warrant Agreement or any other document or instrument delivered pursuant to or in connection with it.

(e) The choice of law and jurisdiction provisions set forth in the Warrant Agreement and this Warrant Assumption Agreement shall continue to govern the rights and obligations of the parties to the Warrant Agreement and this Warrant Assumption Agreement in all respects. Roivant hereby waives any objection to the jurisdiction provision governing the terms of the Warrant Agreement and this Warrant Assumption Agreement.

2. Miscellaneous.

(a) Governing Law and Jurisdiction. The validity, interpretation, and performance of this Warrant Assumption Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Roivant hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Assumption Agreement shall be brought and enforced in the courts of the City of New York, County of New York, State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Roivant hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon Roivant may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to:

Roivant Sciences Ltd.

Suite 1, 3rd Floor,

11-12 St. James’s Square,

London SW1Y 4LB,

United Kingdom

Attention: Matthew Gline

E-mail: matthew.gline@roivant.com

legalnotices@roivant.com

in each case, with copies to:

Roivant Sciences, Inc.

151 West 42nd Street, 15th Floor

New York, NY 10036

Attention: General Counsel

E-mail: jo.chen@roivant.com

and

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attn: Derek Dostal

E-mail: derek.dostal@davispolk.com

or to such other address or addresses as the parties may from time to time designate in writing.

For the purpose of Section 9.2 of the Warrant Agreement, (i) the address of MAAC or the “Company” therein shall be changed to the address of Roivant above (including copies to Roivant Sciences, Inc. and Davis Polk & Wardwell LLP) as above, and (ii) the address of the Warrant Agent shall be changed as follows:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attention: Relationship Management

in each case, with copies to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attn: Derek Dostal

E-mail: derek.dostal@davispolk.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: [Tamar Donikyan

E-mail: tamar.donikyan@kirkland.com]

(b) Binding Effect. This Warrant Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

(c) Entire Agreement. This Warrant Assumption Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as expressly set forth in this Warrant Assumption Agreement, provisions of the Warrant Agreement which are not inconsistent with this Warrant Assumption Agreement shall remain in full force and effect. This Warrant Assumption Agreement may be executed in counterparts.

(d) Severability. This Warrant Assumption Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Assumption Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as part of this Warrant Assumption Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(e) Amendment. This Warrant Assumption Agreement may not be amended, except by an instrument in writing signed by each party hereto.

(f) Termination. If the BCA is terminated in accordance with its terms before the Merger Effective Time, this Warrant Assumption Agreement shall immediately terminate and cease to be any force or effect, without any liability on the part of any party hereto, as if this Warrant Assumption Agreement had not been executed and delivered.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant Assumption Agreement as of the date first written above.

MONTES ARCHIMEDES ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Warrant Assumption Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant Assumption Agreement as of the date first written above.

ROIVANT SCIENCES LTD.

By:
Name:
Title:

[Signature Page to Warrant Assumption Agreement]

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Name:
Title:

[Signature Page to Warrant Assumption Agreement]

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